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                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated as of September 30, 1997, by and between LIFECODES CORPORATION, a Delaware corporation having its principal offices at 550 West Avenue, Stamford, Connecticut 06902 ("Lifecodes"), and Richard Sandberg, an individual residing at 233 Brushy Ridge Road, New Canaan, Connecticut 06840 ("Sandberg").

     Sandberg desires to purchase from Lifecodes, and Lifecodes desires to issue and sell to Sandberg, 22,000 shares of Lifecodes's common stock, par value $.10 per share (the "Common Stock") on the terms and conditions set forth in this Agreement.

     NOW THEREFORE, the parties hereto mutually agree as follows:

     1. Terms of Purchase and Sale.

     1.1 Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, Lifecodes shall issue and sell to Sandberg, and Sandberg shall purchase from Lifecodes, 22,000 shares of Common Stock of Lifecodes at a price per share equal to $9.50, or an aggregate purchase price of $209,000 (the "Purchase Price"). The shares of Common Stock purchased by Sandberg hereunder are referred to herein as the "Shares."

     1.2 Purchase Price. The Purchase Price shall be paid as follows:

     (a) $2,200 shall be paid at Closing (as defined in Section 1.3 below) (the "Initial Payment"), and

     (b) the balance, $206,800, shall be paid in accordance with the terms of a negotiable, secured promissory note payable to Lifecodes in the form of Exhibit A attached hereto (the "Note").

     1.3 Closing. The purchase and sale of the Shares shall take place at the offices of Lifecodes located at 550 West Avenue, Stamford, Connecticut 06902, on September 30, 1997 at 10:00 a.m., or such other time (the "Closing Date") and place as Lifecodes and Sandberg shall mutually agree (which time and place are designated as the "Closing"). At the Closing, Lifecodes shall deliver to Sandberg a certificate representing the Shares (the "Certificate") against delivery to Lifecodes by Sandberg of (i) a check in the amount of the Initial Payment and (ii) the Note. In addition, at the Closing, Sandberg shall deliver and deposit the Certificate with Lifecodes, as security for the payment of all sums under the Note, with a stock power endorsed in blank and in proper form for transfer.



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     1.4 No Registration of Shares. The Shares will be issued to Sandberg without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on Regulation D ("Regulation D") promulgated thereunder by the Securities and Exchange Commission (the "SEC").

     2. Representations, Warranties and Covenants of Lifecodes. Lifecodes hereby represents and warrants to, and covenants with, Sandberg as follows:

     2.1 Organization and Standing. Lifecodes is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to conduct its business as currently conducted.

     2.2 Authorization. All corporate action on the part of Lifecodes to enter into this Agreement and to perform the transactions contemplated hereby has been taken on or prior to the closing. Upon due execution and delivery by Sandberg, this Agreement shall constitute a valid and legally binding obligation of Lifecodes, enforceable against Lifecodes in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     2.3 Issuance, Sale and Delivery of the Shares. When issued and fully paid for in accordance with the terms of this Agreement, the Shares to be sold hereunder by Lifecodes will be validly issued, fully paid and non-assessable.

     2.4 Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, order, decree, ruling, charge, or other restriction of any government agency, or court to which Lifecodes is subject or any provision of the certificate of incorporation or bylaws of Lifecodes.

     2.5 Consents. Neither the execution and delivery by Lifecodes, nor the consummation by Lifecodes of any of the transactions contemplated herein, requires any consent, approval, order or authorization of, or the giving of any notice to, any governmental agency or any other person, except for such notices, consents or approvals which have been previously obtained or which will be obtained before the Closing.

     2.6 Other Information. The information concerning Lifecodes set forth in this Agreement does not contain any untrue statement of material fact or omit to state a material fact required to be stated herein necessary to make the statements and facts contained herein, in light of the circumstances in which they are made, not false or misleading.


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     3. Representations, Warranties and Covenants of Sandberg. Sandberg hereby represents and warrants to, and covenants with, Lifecodes as follows:

     3.1 Authorization. Sandberg has full power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. Sandberg has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon due execution and delivery by Lifecodes, this Agreement shall constitute a valid and binding obligation of Sandberg enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.2 Consents. Neither the execution and delivery by Sandberg, nor the consummation by Sandberg of any of the transactions contemplated herein, requires any consent, approval, order or authorization of, or the giving of any notice to, any governmental agency or any other person, except for such notices, consents or approvals which have been previously obtained or which will be obtained before the Closing.

     3.3 Securities Laws Representations.

     (a) Purchase Entirely for Own Account. The Shares are being acquired for investment for Sandberg's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Sandberg has no present intention of selling, granting any participation in, or otherwise distributing the same. Sandberg does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

     (b) Disclosure of Information. Sandberg believes he has received all information he considers necessary or appropriate for deciding whether to purchase the Shares. Sandberg has had an opportunity to ask questions and receive answers from Lifecodes regarding the terms and conditions of the offering of the Shares.

     (c) Investment Experience. Sandberg has not relied on any business representations of Lifecodes regarding his purchase of the Shares and, together with his advisors, Sandberg has the requisite knowledge and experience to understand the risks involved in the transactions contemplated hereto.

     (d) No Representations on Profits. Sandberg acknowledges and agrees that Lifecodes has not made any representations or warranties about the future profits or business prospects of Lifecodes.



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     (e) Restricted Securities. Sandberg understands that the Shares he is purchasing pursuant to this Agreement are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Lifecodes in a transaction not involving a public offering and that under such laws and applicable regulations the Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Sandberg is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     (f) Disposition of Shares. Sandberg will not dispose of any of the Shares (other than pursuant to SEC Rule 144 or any similar or analogous rule or rules) unless and until (i) Sandberg shall have notified Lifecodes of the proposed disposition and, if reasonably requested by Lifecodes, Sandberg shall have furnished Lifecodes with an opinion of counsel reasonably satisfactory in form and substance to Lifecodes to the effect that such disposition will not require registration under the Securities Act; or (ii) there is in effect a registration statement under the Securities Act covering the proposed disposition and the proposed disposition is made in accordance with such registration statement.

     (g) Disposition of Shares. Subject to Section 4.2, Sandberg further agrees not to make any disposition of all or any portion of the Shares unless and until:

          (i)Such disposition is in accordance with Rule 144, or

          (ii) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or

          (iii) Sandberg shall have notified Lifecodes of the proposed disposition and shall have furnished Lifecodes with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by Lifecodes, Sandberg shall have furnished Lifecodes with an opinion of counsel, reasonably satisfactory to Lifecodes, that such disposition will not require registration under the Securities Act.

     3.4 Legends. The certificates evidencing the Shares may bear the restrictive legends set forth below, except that such certificates shall not bear such legends if the transfer was made in compliance with Rule 144 or if the opinion of counsel, if any, referred to in Section 3.2(g)(iii) is to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act:

     (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED ("ACT"), THE SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION


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STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR SUCH TRANSFER IS
MADE PURSUANT TO RULE 144 OF THE ACT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THE ACT."

     (b) Any legend required by the laws of any applicable state or other jurisdiction governing the Shares.

     4. Market Stand-Off Provision. Sandberg agrees in connection with any registration of Lifecodes's securities that, upon the request of Lifecodes or the underwriters managing any underwritten offering of the Lifecodes's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares for such reasonable period of time from the effective date of such registration as the underwriters may specify. Lifecodes may impose stop-transfer instructions with respect to the Shares held by Sandberg that are subject to the foregoing restriction until the end of such period.

     5. Miscellaneous.

     5.1 Notices. All notices and communications required hereunder shall be in writing and if to Sandberg, mailed or delivered to Sandberg at 233 Brushy Ridge, New Canaan, Connecticut 06840, or if to Lifecodes to 550 West Avenue, Stamford, Connecticut 06902, with a copy of any notice to James F. Farrington, Esq., Wiggin & Dana, Three Stamford Plaza, 301 Tresser Boulevard, Stamford, Connecticut 06901-3234 or such other address as any party may furnish to the other in writing. Any notices and communications that are mailed, shall be sent by registered or certified first-class mail, postage prepaid.

     5.2 Entire Agreement. This Agreement, together with the Note, contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly merged in and made a part of this Agreement.

     5.3 Amendments and Waivers. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by Lifecodes and Sandberg. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

     5.4 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.



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     5.5 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (without giving effect to the choice of law provisions thereof) and the federal law of the United States of America.

     5.7 Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original, but both of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

     5.8 No Brokers; Expenses. Each party represents and warrants to the other that it has not engaged any broker or other person who would be entitled to any fees or commissions in respect to the execution of this Agreement or the consummation of the transactions contemplated hereby. Each party shall bear its own expenses in connection with this Agreement.

     IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


                                    LIFECODES CORPORATION



                                    By:
                                    Name: Walter O. Fredericks
                                    Title: President and Chief Executive Officer





                                    Richard Sandberg
                                    An Individual




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